CONTRACT SCHEDULE


CONTRACT OWNER:   [John Doe]                    CONTRACT NUMBER:     [??687456]

JOINT OWNER:      [Jane Doe]                    ISSUE DATE:           [1/15/00]

ANNUITANT:        [John Doe]                    INCOME DATE:         [04/15/09]

PURCHASE PAYMENTS:

         INITIAL PURCHASE PAYMENT:   [$15,000]

         MINIMUM SUBSEQUENT PURCHASE PAYMENT:      [$250 or $100 if you have
                                                   selected  AIP; lower amounts
                                                   may be accepted with our
                                                   prior approval]

         MAXIMUM TOTAL PURCHASE PAYMENTS:          [$1 million; higher amounts
                                                   may be accepted with our
                                                   prior approval]

         ALLOCATION GUIDELINES:

         [1.Currently, you can select up to 10 of the Investment Options.
          2.If allocations are made in percentages, whole numbers must be used.]

INVESTMENT OPTIONS:

         VARIABLE ACCOUNT: [Allianz Life Variable Account B]

         Sub-Accounts:


[DAVIS VA FINANCIAL]
[DAVIS VA VALUE]
[DREYFUS SMALL CAP STOCK INDEX]
[DREYFUS STOCK INDEX]
[FRANKLIN GLOBAL COMMUNICATIONS SECURITIES]
[FRANKLIN GROWTH AND INCOME SECURITIES]
[FRANKLIN HIGH INCOME]
[FRANKLIN INCOME SECURITIES]
[FRANKLIN LARGE CAP GROWTH SECURITIES]
[FRANKLIN REAL ESTATE]
[FRANKLIN RISING DIVIDENDS SECURITIES]
[FRANKLIN SMALL CAP]
[FRANKLIN SMALL CAP VALUE SECURITIES]
[FRANKLIN U.S. GOVERNMENT]
[FRANKLIN ZERO COUPON - 2005]
[FRANKLIN ZERO COUPON - 2010]
[JENNISON 20/20 FOCUS]
[MUTUAL DISCOVERY SECURITIES]
[MUTUAL SHARES SECURITIES]
[OPPENHEIMER GLOBAL SECURITIES/VA]
[OPPENHEIMER HIGH INCOME/VA]
[OPPENHEIMER MAIN STREET GROWTH & INCOME/VA]
[PIMCO VIT HIGH YIELD]
[PIMCO VIT STOCKSPLUS GROWTH AND INCOME]
[PIMCO VIT TOTAL RETURN]
[SELIGMAN SMALL-CAP VALUE]
[SP JENNISON INTERNATIONAL GROWTH]
[SP STRATEGIC PARTNERS FOCUSED GROWTH]
[TEMPLETON DEVELOPING MARKETS SECURITIES]
[TEMPLETON FOREIGN SECURITIES]
[TEMPLETON GROWTH SECURITIES]
[USAZ AIM BASIC VALUE]
[USAZ AIM BLUE CHIP]
[USAZ AIM DENT DEMOGRAPHIC TRENDS]
[USAZ AIM INTERNATIONAL EQUITY]
[USAZ ALLIANCE CAPITAL GROWTH AND INCOME]
[USAZ ALLIANCE CAPITAL LARGE CAP GROWTH]
[USAZ ALLIANCE CAPITAL TECHNOLOGY]
[USAZ MONEY MARKET]
[USAZ OPPENHEIMER EMERGING GROWTH]
[USAZ PIMCO GROWTH AND INCOME]
[USAZ PIMCO RENAISSANCE]
[USAZ PIMCO VALUE]
[USAZ TEMPLETON DEVELOPED MARKETS]
[USAZ VAN KAMPEN AGGRESSIVE GROWTH]
[USAZ VAN KAMPEN COMSTOCK]
[USAZ VAN KAMPEN EMERGING GROWTH]
[USAZ VAN KAMPEN GROWTH AND INCOME]
[USAZ VAN KAMPEN GROWTH]

[ALLIANZ LIFE GENERAL ACCOUNT:]

         [ALLIANZ LIFE FIXED ACCOUNT]

BONUS RATE:

1. [4% of the Purchase Payment with total Purchase Payments (less surrenders and related contingent deferred sales charges) of under $25,000;
2. 5% of the Purchase Payment with total Purchase Payments (less surrenders and related contingent deferred sales charges) of $25,000 - $99,999;
3. 6% of the Purchase Payment with total Purchase Payments (less surrenders and related contingent deferred sales charges) of $100,000 - $999,999;
4. 7% of the Purchase Payment with total Purchase Payments (less surrenders and related contingent deferred sales charges) of $1,000,000 - $4,999,999;
5. 8% of the Purchase Payment with total Purchase Payments (less surrenders and related contingent deferred sales charges) of $5,000,000 or greater.]

BONUS VESTING SCHEDULE:

1.   [Up through 12 completed months from date of Purchase Payment - 0%;
2. At least 12 and through 24 completed months from date of Purchase Payment - 35%;
3.   At least 24 and through 36 completed months from date of Purchase Payment -
     70%
4.   At least 36 completed months from date of Purchase Payment - 100%.]

MORTALITY AND EXPENSE RISK CHARGE: During the Accumulation Period, the mortality and expense risk charge is equal on an annual basis to [1.50%] of the average daily net assets of the Variable Account. During the Annuity Period, the mortality and expense risk charge is equal on an annual basis to [1.50%] of the average daily net assets of the Variable Account. We may decrease this charge, but we may not increase it.

ADMINISTRATIVE CHARGE: Equal on an annual basis to [.15%] of the average daily net assets of the Variable Account.

DISTRIBUTION EXPENSE CHARGE:   [None]

CONTRACT MAINTENANCE CHARGE: The contract maintenance charge is currently [$40] each Contract Year.

During the Accumulation Period the contract maintenance charge will be deducted from the Rewards Value the day before each Contract Anniversary while this Contract is in force. If a full surrender is made on a date other than a Contract Anniversary and your Rewards Value is less than [$75,000], the full contract maintenance charge will be deducted at the time of the full surrender. The contract maintenance charge will be deducted from the Investment Options in the same proportion that the amount of the Rewards Value in each Investment Option bears to the total Rewards Value.

During the Annuity Period, the contract maintenance charge will be collected pro rata from each Annuity Payment.

If the total Rewards Value is at least [$75,000], we will not assess the contract maintenance charge. In the event you own more than one Contract of the same type issued by the Company, we will determine the total Rewards Value for all of the Contracts. If the Contract Owner is not a natural person, we will look to the Annuitant in determining the foregoing.

COMMUTATION FEE APPLICABLE TO ANNUITY OPTIONS 2 AND 4:

             --------------------------- ---------------------
              [Years Since Income Date    Commutation Factor
             --------------------------- ---------------------
             --------------------------- ---------------------
                        0 - 1                     7%
             --------------------------- ---------------------
             --------------------------- ---------------------
                        1 - 2                     6%
             --------------------------- ---------------------
             --------------------------- ---------------------
                        2 - 3                     5%
             --------------------------- ---------------------
             --------------------------- ---------------------
                        3 - 4                     4%
             --------------------------- ---------------------
             --------------------------- ---------------------
                        4 - 5                     3%
             --------------------------- ---------------------
             --------------------------- ---------------------
                        5 - 6                     2%
             --------------------------- ---------------------
             --------------------------- ---------------------
                       Over 6                     1%]
             -------------------------------------------------

MAXIMUM CUMULATIVE PERCENTAGE FOR PARTIAL LIQUIDATION FOR ANNUITY OPTIONS 2 AND 4: [75%]

ASSUMED INVESTMENT RETURN: [5%]

TRANSFERS:

         NUMBER OF TRANSFERS PERMITTED: Currently, there are no limits on the number of transfers that can be made. We reserve the right to change this, but you will always be allowed at least 12 transfers in any Contract Year. Currently, you are allowed [12] free transfers each Contract Year. This applies to transfers prior to and after the Income Date.

         TRANSFER FEE: For each transfer in excess of the free transfers permitted, the transfer fee is [$25]. Any transfers made by us at the end of the Right to Examine period and any transfers made pursuant to a regularly scheduled transfer will not be counted in determining the application of the transfer fee.

         MINIMUM AMOUNT TO BE TRANSFERRED:                             [None]

SURRENDERS:

         CONTINGENT DEFERRED SALES CHARGE: A contingent deferred sales charge is assessed when Purchase Payments are surrendered. The charge is calculated at the time of each surrender. For partial surrenders, the charge is deducted from the remaining Rewards Value and is deducted from the Investment Options in the same proportion that the amount of the surrender from the Investment Options bears to the total Rewards Value. The contingent deferred sales charge is based upon the length of the time from receipt of the Purchase Payment. Surrenders are deemed to have come from the oldest Purchase Payments first, and from all Purchase Payments prior to earnings. Each Purchase Payment is tracked as to its date of receipt and the contingent deferred sales charge is determined in accordance with the following:

              [CONTINGENT DEFERRED SALES CHARGE

                  Number of Completed
                  Years from Receipt                   Charge

                          0                             8.5%
                          1                             8.5%
                          2                             8.5%
                          3                             8.5%
                          4                             8%
                          5                             7%
                          6                             6%
                          7                             5%
                          8                             4%
                          9                             3%
                          10 years or more              0%]

         PARTIAL SURRENDER PRIVILEGE: [Each Contract Year, on a non-cumulative basis, you can make partial surrenders up to an amount equal to 10% of Purchase Payments (minus any previous surrenders taken in the current Contract Year which were not subject to a contingent deferred sales charge) without incurring a contingent deferred sales charge. Purchase Payments surrendered under the partial surrender privilege are still subject to applicable contingent deferred sales charge upon full surrender of the Contract.]

         [If you have a qualified contract and are age 70 1/2 or older, you can elect the minimum distribution program with respect to your Contract. Such surrenders will not be subject to a contingent deferred sales charge. Such payments will be designed to meet the applicable minimum distribution requirements imposed by the Internal Revenue Code on qualified contracts. Payments may be made monthly or quarterly unless your Contract Value is less than $25,000 in which case the payments shall be made annually. If you have elected the minimum distribution program, any additional surrenders in a Contract Year which exceed 10% of Purchase Payments when combined with minimum distribution surrenders will be subject to any applicable contingent deferred sales charge.]

         MINIMUM PARTIAL SURRENDER:  [$500]

          MINIMUM CONTRACT VALUE THAT MUST REMAIN IN THE CONTRACT AFTER A PARTIAL SURRENDER: [$10,000]

FIXED ACCOUNT INITIAL RATE: [3%]

         We guarantee this rate for one year from the Issue Date.

RIDERS:

[Individual Retirement Annuity Endorsement]
[Roth Individual Retirement Annuity Endorsement]
[403 (b) Annuity Endorsement]
[Unisex Endorsement]
[Group Pension Plan Death Benefit Endorsement]
[Pension Plan and Profit Sharing Plan Endorsement]
[Declared Interest Rate Fixed Account Endorsement]
[Waiver of Contingent Deferred Sales Charge Endorsement]
[Traditional Death Benefit Endorsement]
[Enhanced Death Benefit Endorsement                         Effective 7/1/2002]
[Enhanced Guaranteed Minimum Income Benefit Endorsement     Effective 7/1/2002]

SERVICE CENTER:

         [USALLIANZ] SERVICE CENTER
         [300 Berwyn Park
         P.O. Box 3031
         Berwyn, PA  19312-0031
         800-624-0197]

S40098 (6-00)                                                          Generic